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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1994 Long-Term Incentive Plan, as amended, of our report dated October 23, 2002, with respect to the consolidated financial statements and schedule of Systems & Computer Technology Corporation included in the Annual Report on Form 10-K of Systems & Computer Technology Corporation for the year ended September 30, 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
------------------------
    Ernst & Young LLP

Philadelphia, Pennsylvania
December 1, 2003